                                                                    EXHIBIT 1.02
                                                                    ------------

                                                                    CONFIDENTIAL


                         CENTAUR PHARMACEUTICALS, INC.

                                  Common Stock

                          (par value $0.001 per share)

                              ------------------

                      International Underwriting Agreement

                              ------------------

                                                               September 8, 1998


Bank J. Vontobel & Co AG
(the "GLOBAL COORDINATOR")
c/o Bank J. Vontobel & Co AG
Bahnhofstrasse 3
8022 Zurich
Switzerland

The Managers named in Schedule 1 hereto
(the "MANAGERS")

Dear Sirs:

This agreement relates to the proposed offer and sale of up to 2,012,500 shares of common stock, par value $0.001 per share (the "COMMON STOCK") of Centaur Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY") pursuant to the issuance and sale by the Company of shares of Common Stock as follows (the "OFFERING"):

(a) On July 10, 1998, August 7, 1998 and August 24, 1998 at meetings of the Board of Directors of the Company duly called and held at which quorum were present throughout, the Board of Directors duly adopted resolutions authorizing the issuance and sale of an aggregate of 2,500,000 new shares of Common Stock (the "NEW SHARES") by the Company.

(b) The Company proposes, subject to the terms and conditions stated herein, to issue and sell 1,750,000 of such New Shares (the "INTERNATIONAL NEW SHARES") to the Managers as set out herein.

(c) In addition, the Company proposes, subject to the terms and conditions stated herein, to sell to the International Managers, at the election of the Global Coordinator, up to 262,500 additional shares of Common Stock (the "INTERNATIONAL GREENSHOE SHARES"; and together with the International New Shares, the "INTERNATIONAL OFFERED SHARES"). The Company further proposes, subject to the terms and conditions stated in the U.S. Underwriting Agreement (as hereinafter defined), to sell to the U.S. Managers, at the election of the Global Coordinator, up to 112,500 additional shares of Common Stock (the "U.S. GREENSHOE SHARES"; and together with the International Greenshoe Shares, the "GREENSHOE SHARES"). The New Shares and the Greenshoe Shares are collectively referred to herein as the "OFFERED SHARES".

1.   Sale, Underwriting, Purchase and Listing
     ----------------------------------------

     Subject to the terms and conditions herein set forth:

     (a) The Company agrees to sell to each Manager named in Schedule 1 hereto the International New Shares with effect from the Closing Date (as defined in Section 4 hereof) at a price to be agreed between the Company and the Global Coordinator pursuant to a separate pricing agreement (the "OFFER PRICE"); and each such Manager agrees, severally and not jointly, to purchase from the Company such number of International New Shares as is set forth for such Manager on Schedule 1, at the Offer Price. The Company shall not be obligated to sell any New Shares unless all of the New Shares are purchased by the Managers and the U.S. Managers pursuant to this Agreement and the U.S. Underwriting Agreement. The Managers shall not be obligated to purchase any International New Shares unless the U.S. New Shares are purchased by the U.S. Managers pursuant to the U.S. Underwriting Agreement.

     (b) The Company mandated the Global Coordinator to make an application on its behalf for the shares of Common Stock of the Company issued and outstanding from time to time to be listed for trading with official quotation (Hauptsegment) on the Swiss Exchange; and the Global Coordinator agreed to make such application and to use its best efforts to obtain such listing as promptly as possible. The Company agrees to provide the Global Coordinator in due time with all documents and information requested by the Global Coordinator to enable the Global Coordinator to make such an application with the Swiss Exchange.
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                                       3

     (c)  Greenshoe Shares

          (i) To the extent that in connection with the Offering any transactions are carried out for the purpose of covering over-allotments in the sale of the International New Shares or in connection with bona fide stabilization activities in accordance with local laws and regulations, and the Global Coordinator determines on behalf of the Managers that additional shares of Common Stock are needed in connection with such transaction, the Company shall sell to the Global Coordinator on behalf of the Managers such number of International Greenshoe Shares as shall be requested by the Global Coordinator at the Offer Price.

          (ii)   The Global Coordinator shall notify the Company no later than
                 10.00 a.m. (Zurich time) on October 8, 1998 (the 30/th/ day after the date of this Agreement) of the number of International Greenshoe Shares which will be required and the time and date for payment for and delivery of such International Greenshoe Shares (which time and date shall not be less than four and not more than eight business days after the exercise of such option, nor in any event prior to the Closing Date).

          (iii) Each Manager agrees, severally and not jointly, that such Manager will purchase its pro rata share (based on its aggregate obligation to purchase International New Shares) of any International Greenshoe Shares at the Offer Price, subject to such adjustments as the Global Coordinator in its absolute discretion shall determine.

     (d)  Greenshoe Deposit

          In order to facilitate the sale of the International Offered Shares by the Managers, the Company hereby agrees to deliver to the Global Coordinator, as escrow agent for the Company, on the Closing Date a good faith deposit in Swiss Francs in the amount equal to __________ CHF [30% of the aggregate Offer Price of the International Greenshoe Shares] (the "GREENSHOE DEPOSIT"), which shall be held in escrow in a segregated account by the Global Coordinator on the following terms:

          (i) In the event that the Global Coordinator shall request the purchase of International Greenshoe Shares pursuant and in accordance with paragraph (c) of this Section 1, and the Company shall fail to deliver such International Greenshoe Shares on the Greenshoe Closing Date in accordance with Section 4(e) of this Agreement, the Global Coordinator, on behalf of the Managers, shall have the right to retain such portion of the Greenshoe Deposit, including
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                                       4

                 any income from investments as set forth in clause (iii) below, equal to the extent of any losses incurred by the Global Coordinator as a result of such failed or delayed delivery of the International Greenshoe Shares. In no event shall the Managers' remedies in the circumstances described in this
                 Section 1(d)(i) be limited to this Section 1(d)(i).

          (ii) (i) As soon as practicable after the Greenshoe Closing Date, if the Global Coordinator shall have requested the purchase of International Greenshoe Shares pursuant to and in accordance with paragraph (d) of this Section 1 and the Company have delivered the International Greenshoe Shares on the Greenshoe Closing Date in accordance with Section 4(e) of this Agreement;
                 (ii) on October 8, 1998 or as soon as practicable thereafter if the Global Coordinator shall not have requested the purchase of International Greenshoe Shares pursuant to and in accordance with paragraph (d) of this Section 1, and (iii) otherwise on October 18, 1998 (the 40th day after the date of this Agreement), any portion of the Greenshoe Deposit not entitled to be retained by the Global Coordinator pursuant to clause (i) above, shall be paid in full to the Company, including any income from investments as set forth in clause (iii) below. If the the extent of the Global Coordinator's losses incurred by any failed or delayed delivery cannot be reasonably determined as described above on or prior to such date, the Global Coordinator may retain the Greenshoe Deposit until such losses can reasonably be determined.

          (iii) The Global Coordinator shall invest the Greenshoe Deposit and reinvest any income from such investments, unless written notice to the contrary is received from the Company, in a U.S. dollar denominated interest bearing money market deposit. Any income from or interest on such investments shall be the property of and shall be paid to the party to whom the Greenshoe Deposit is paid pursuant to clauses (i) and (ii) above.

     (e) In consideration of the agreement by the Managers to purchase the International Offered Shares as set forth above, the Company shall pay to the Managers aggregate management, selling and underwriting commissions of 5.5 per cent of the Offer Price for each International Offered Share purchased from it (the "MANAGERS' COMMISSION"). The Global Coordinator shall be entitled to deduct the Managers' Commission from the Offer Price to be paid for the International Offered Shares pursuant to Section 4 of this Agreement.

     (f) The Company understands that the Managers propose to make an offering of the International Offered Shares in Switzerland and elsewhere outside the United States as soon as the Global Coordinator deems advisable after this Agreement has been executed and delivered.

     (g) It is also understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. UNDERWRITING AGREEMENT") providing for the sale by the Company of an aggregate of up to 862,500 shares of Common Stock (the "U.S. OFFERED SHARES"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. MANAGERS") for whom Vector Securities International, Inc. and Vontobel Securities, Ltd. are acting as lead managers and Bank J. Vontobel & Co AG is acting as Global Coordinator. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Managers hereunder and the U.S. Managers are simultaneously entering into an Agreement between International and U.S. Underwriting Syndicates (the "AGREEMENT BETWEEN SYNDICATES") which provides, among other things, for the transfer of shares of Common Stock between the two syndicates.

     (h) In connection with the offer and sale of the shares of Common Stock to be sold under this Agreement, the Company has prepared a preliminary international prospectuses dated August 6, 1998 and August 26, 1998 (each an "INITIAL INTERNATIONAL PROSPECTUS"), and will prepare a final international prospectus, expected to be dated September 9, 1998 (the "INTERNATIONAL PROSPECTUS"), each in English, for use in connection with the offer and sale of such shares. The Company hereby confirms that it has authorized the use by the Managers of each International Preliminary Prospectus and the International Prospectus, as the same may be amended or supplemented by the Company from time to time, in connection with the offer and sale of such shares, for the period during which a prospectus is required by applicable law to be delivered in connection with sales of such shares.

     (i) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (No. 333-57165) under the Securities Act of 1933, as amended (the "1933 ACT") covering the registration of the U.S. Offered Shares and any shares of Common Stock sold hereunder that are sold or resold in the United States in transactions not exempt from registration under Section 4(1) or 4(3) of the 1933 Act, including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("RULE 434") of the 1933 Act Regulations, prepare and file a term sheet (a "TERM

         SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION" or
         (b) pursuant to paragraph (d) of Rule 434 is referred to as "RULE 434 INFORMATION." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "U.S. PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the U.S. Managers for use in connection with the offering of the U.S. Offered Shares is herein called the "U.S. PROSPECTUS." If Rule 434 is relied on, the term "U.S. Prospectus" shall refer to the U.S. Preliminary Prospectus dated August 26, 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The Company hereby confirms that it has authorized the use by the U.S. Managers of each U.S. Preliminary Prospectus and the U.S. Prospectus, as the same may be amended or supplemented by the Company from time to time, in connection with the offer and sale of the U.S. Offered Shares and by underwriters and dealers for purposes of resales of shares of Common Stock in the United States that are not exempt from Section 4(1) or 4(3) of the Securities Act. The U.S. Prospectus, the Initial International Prospectuses and the International Prospectus are herein collectively called the "PROSPECTUSES" and individually each, as "PROSPECTUS."

2.   Representations and Warranties
     ------------------------------

     (a) The Company represents and warrants, as of the date hereof, to each Manager that:

         (i) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule
             462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any U.S. Prospectus, any U.S. Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and (except with respect to any U.S. Preliminary Prospectus) at the Closing Date (and, if any Greenshoe Shares are purchased, at the Greenshoe Closing Date, as such U.S. Prospectus may be amended or supplemented to such date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; any International Prospectus, any Initial International Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and (except with respect to the any Initial International Prospectus) at the Closing Date (and, if any Greenshoe Shares are purchased, at the Greenshoe Closing Date, as such International Prospectus may be amended or supplemented to such date), complied and will comply in all material respects with the requirements of the applicable laws or regulations of Switzerland. Neither any Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time such Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Greenshoe Shares are purchased, at the Greenshoe Closing Date, as such Prospectus may be amended or supplemented to such date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No U.S. Preliminary Prospectus, at its time of issuance, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the U.S. Prospectus shall not be

             "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Manager through the Global Coordinator expressly for use in the Registration Statement or any such Prospectus.

                  Each U.S. Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each U.S. Preliminary Prospectus and the U.S. Prospectus delivered to the Managers and the U.S. Managers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in each Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and the U.S. Underwriting Agreement, pursuant to employee benefit plans referred to in each Prospectus, pursuant to the conversion of the Company's preferred stock on the Closing Date as described in each Prospectus or pursuant to the exercise of options or warrants referred to in each Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company;

       (iii) Upon delivery of the Offered Shares to be delivered to the Managers pursuant to Section 4 of this Agreement and to the U.S. Managers pursuant to the U.S. Underwriting Agreement on the Closing Date or Greenshoe Closing Date, respectively, and payment therefore as provided herein and therein, it will have delivered good and valid title thereto to the Managers and the U.S. Managers, free and clear of all liens, pledges, encumbrances, equities and claims; and there exists no agreement or arrangement with respect to the voting, sale or disposition of the Offered Shares sold by it;

        (iv) The Offered Shares to be purchased by the Managers and the U.S. Managers from the Company have been duly authorized for issuance and sale to the Managers pursuant to this Agreement and the U.S. Underwriting Agreement and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Underwriting Agreement against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Offered Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Offered Shares is not subject to the preemptive or other similar rights of any security holder of the Company;

         (v) Except as described in each of the Prospectuses, (i) there are no outstanding securities of the Company convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Common Stock or any other class of shares of the Company; (ii) all of the issued and outstanding capital stock of each subsidiary of the Company (each a "SUBSIDIARY") has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly, free and clear of any liens, pledges, encumbrances, equities or claims; and (iii) none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The Subsidiaries of the Company, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. To the extent any of the representations of the Company in Section 3 of this Agreement relate to any Subsidiary of the Company, such representation shall not be deemed breach by any facts or circumstances that would not be reasonable likely to, singly or in the aggregate, have a Material Adverse Effect.

        (vi) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

       (vii) Except as described in each of the Prospectuses, there has been no action, suit, legal or arbitration proceeding by or against the Company or any of its Subsidiaries within the last two years and there is no such proceeding pending that has had, and the Company does not believe that there are any threatened legal or arbitration proceedings by or against it or any of its Subsidiaries which would be reasonably likely, singly or in the aggregate, to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole a ("MATERIAL ADVERSE EFFECT");

      (viii) The Company and its Subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted as described in each Prospectus; there are no unresolved claims that the Company or any of its Subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others and, to the best knowledge of the Company, no persons are infringing the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of the Company or any of its Subsidiaries, which would be reasonably likely to, singly or in the aggregate, have a Material Adverse Effect;

        (ix) Each of the Company and each of its Subsidiaries has all material concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory officials and bodies that are necessary to own or lease its properties and to conduct its business as currently conducted;

         (x) No material labour dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent;

        (xi) The Company and each of its Subsidiaries has obtained any permits, consents and authorizations required to be obtained by it under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively "ENVIRONMENTAL LAWS") in order to conduct their business as described in the Prospectuses, and any such permits, consents and authorizations remain in full force and effect. The Company and each of its Subsidiaries is in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company or any or its Subsidiaries alleging violations of the Environmental Laws;

       (xii) Neither the Company nor any of its Subsidiaries is currently prohibited from paying any dividends or from making any other distribution on the Company's or such Subsidiary's capital stock, respectively, out of positive retained earnings or from repaying to the Company or its stockholders, respectively, any loans or advances to such Subsidiary from the Company or to the Company from such stockholders, as the case may be;

      (xiii) Neither the Company nor any of its Subsidiaries is (A) in violation of its charter or by-laws or (B) except as described in each of the Prospectuses, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject;

       (xiv) Since the earlier of (i) the respective dates as of which the information is given in the Registration Statement, each Prospectus or (ii) June 30, 1998, (A) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has not been any change in the capital stock of the Company, or any increase in long-term debt of the Company and its Subsidiaries taken as a whole (except (i) as described in each Prospectus, (ii) pursuant to this Agreement and the U.S. Underwriting Agreement, (iii) pursuant to grants under employee benefit plans referred to in each Prospectus,
             (iv) pursuant to the conversion of the Company's preferred stock on the Closing Date as described in each Prospectus or (v) pursuant to the exercise of options or warrants referred to in each Prospectus), (C) there has not been any significant decrease, when compared to the comparable period in the prior year, in net loss or net loss per share of the Company and its Subsidiaries taken as a whole, and (D) there has not been any material adverse change, or any development reasonably likely to result in a material adverse change, in or affecting the condition (financial or otherwise), business, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole;

        (xv) The financial statements included in the Registration Statement and each Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial data included in each Prospectus have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement;

       (xvi) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to enter into this Agreement and the U.S. Underwriting Agreement and consummate the transactions contemplated herein and therein (in the case of the Company) and to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction other than its jurisdiction of incorporation in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

      (xvii) Each of this Agreement and the U.S. Underwriting Agreement has been duly authorized, executed and delivered by the Company and (other than the provisions of Section 9 hereof, as to which the Company makes no representation) constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity;

     (xviii) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated herein and (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in each Prospectus under the heading "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the U.S. Underwriting Agreement have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, be reasonably likely to result in a

             Material Adverse Effect or impair the ability of the Company to consummate, or otherwise materially adversely affect, the transactions contemplated herein and in the U.S. Underwriting Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except, with result to foreign jurisdictions, for actions taken with the actual knowledge or prior consent of the Global Coordinator). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

       (xix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the U.S. Underwriting Agreement, in connection with the offering, issuance or sale of the Offered Shares hereunder or under the U.S. Underwriting Agreement or the consummation of the transactions contemplated by this Agreement or the U.S. Underwriting Agreement, except (i) such as have been already obtained and are in full force and effect or as may be required under the 1933 Act or the 1933 Act Regulations or United States state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Offered Shares are offered,
             (iii) the approval for listing of the Common Stock by the Swiss Exchange, or (iv) as may be required by the U.S. Securities and Exchange Commission for the performance of the Company's obligations under Section 9 hereof; provided that no representation is made as to the compliance of the Offering with the securities laws of jurisdictions other than the United States and Switzerland.

        (xx) There are no contracts or documents which are required to be described in the Registration Statement or each Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required;

       (xxi) The Company is not, and upon the issuance and sale of the Offered Shares as contemplated herein and in the U.S. Underwriting Agreement and the application of the net proceeds therefrom as described in each Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

      (xxii) Except as described in each Prospectus, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act;

     (xxiii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder, or is exempt therefrom;

      (xxiv) Except as disclosed in each Prospectus, no issue, stamp or other transactional duty or tax is payable by or on behalf of any purchaser of Offered Shares from the Company or the Managers or the U.S. Managers in connection with the sale and delivery by it of Offered Shares to or for the respective accounts of such purchaser or the Managers in the manner contemplated by this Agreement or the U.S. Managers in the manner contemplated by the U.S. Underwriting Agreement; and

       (xxv) The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in each Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

3.   Offering by the Managers
     ------------------------

     It is understood that the Managers propose to offer the International Offered Shares for sale to the public as set forth in the Initial International Prospectus dated August 26, 1998 and the International Prospectus and each Manager hereby represents and warrants, severally and not jointly, to, and agrees with the Company that:

     (a) (i) The International Offered Shares may not be initially offered or sold by it within the United States or to any dealer who does not so agree. The International Offered Shares have been registered in the United States solely for purposes of the subsequent sale or resale of the International Offered Shares in the United States in transactions not exempt from registration under Section 4(1) or 4(3) of the Securities Act. It will not distribute any prospectus (as defined in the 1933 Act) relating to the Common Stock or the Offering in the United States or to any dealer who does not so agree (except as contemplated by clause (ii) below). "United States" means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

         (ii) It will comply with prospectus delivery requirements in the United States with respect to offers and sales of the Common Stock, including, to the extent applicable, delivery of a copy of the U.S. Prospectus to any purchaser or offeree within the United States with respect to any transaction that is part of this distribution or that occurs within 365 days after the initial listing of the Common Stock on the Swiss Exchange.

     (b) (i) It has not offered or sold and will not offer or sell any International Offered Shares in the United Kingdom except in circumstances which do not constitute an offer to the public within the meaning of the Public Offer of Securities Regulations 1995 (the "REGULATIONS");

         (ii) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the International Offered Shares in, from or otherwise involving the United Kingdom; and

        (iii) It has only issued or passed on, and will only issue or pass on, in the United Kingdom each Initial International Prospectus, the International Prospectus or any other document received by it in connection with the offering of the International Offered Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the Initial

               International Prospectus, the International Prospectus or the relevant document may otherwise lawfully be issued or passed on;

     (c) Save in relation to offers and sales in Switzerland and Germany, no action has been or will be taken in any jurisdiction by the Managers that would constitute a public offering of the International Offered Shares or permit possession or distribution of the Initial International Prospectus, the International Prospectus or any other offering or publicity material relating to the International Offered Shares in any country or jurisdiction where action for that purpose is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the International Offered Shares or has in its possession or distributes an Initial International Prospectus, the International Prospectus or any such other material. Each Manager will obtain any consent, approval or permission required by it for, the acquisition, offer, sale or delivery by it of the International Offered Shares under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any acquisition, offer, sale, or delivery. No Manager is authorized to make any representation or use any information in connection with the issue and sale of the International Offered Shares other than as contained in the Initial International Prospectus, the International Prospectus or any amendment or supplement thereto;

     (d) It has complied and will comply with all applicable Swiss laws (including, without limitation, the Swiss Code of Obligations (Schweizerisches Obligationenrecht) and the Swiss Stock Exchange Act (Schweizerisches Borsen und Effektenhandelsgesetz) as in effect from time to time), rules, regulations and governmental and Stock Exchange orders, if any;

     (e) The International Offered Shares have not been and will not be qualified for sale in Canada pursuant to a prospectus and will not be offered or sold directly or indirectly in any province or territory of Canada; and

     (f) It has not offered and will not offer or sell, or procure any offers or sales of, any International Offered Shares in Japan without the prior written consent of the Global Coordinator;

     provided that, the International Offered Shares may be sold to the U.S. Managers pursuant to the terms of an Intersyndicate Agreement between the Managers and the U.S. Managers, and any International Offered Shares so sold to the U.S. Managers shall not be deemed "International Offered Shares" for purposes of the foregoing representations and warranties and agreements.

4.   Delivery and Payment
     --------------------

     (a) At the latest on September __, 1998, the Global Coordinator shall have received the International New Shares to be purchased by the Managers through the book-entry facilities of Schweizerische Effekten Giro AG ("SEGA") from or on behalf of the Company for the accounts of such Managers.

     (b) At the latest on September __, 1998, the Managers shall give instructions to the Global Coordinator as to the number of International New Shares to be credited against payment of the Offer Price on the Closing Date to the accounts of the Managers through the book-entry facilities of SEGA together with the details of such accounts.

     (c) On or before the Business Day immediately preceding the Closing Date, the Global Coordinator and the Managers, respectively, shall give instructions to SEGA, as to the number of International New Shares to be settled on the Closing Date through the facilities of SEGA, together with the details of such accounts. As used in this Agreement, "BUSINESS DAY" means each day on which the Swiss Exchange ("SWISS EXCHANGE") is open for dealings.

     (d) By 10 a.m. (local time in Zurich) on September 14, 1998 or at such other time and date as the Company and the Global Coordinator on behalf of the Managers may agree (the "CLOSING DATE"), the following payments shall be made with value as of the Closing Date:

          (i) Each Manager shall pay for the International New Shares to be purchased by it in Swiss Francs in the amounts and to the account or accounts to be notified to it by the Global Coordinator.

         (ii) The Global Coordinator on behalf of the Managers shall pay to the Company in Swiss Francs the Offer Price less the Managers' Commission for the International New Shares and such amounts as are separately agreed in writing with the Company.

         All payments referred to in this Section 4 shall be credited with value as of the Closing Date to the relevant parties at the designated accounts.

     (e) (i) By 10 a.m. (local time in Zurich), on or prior to the date three business days prior to the time and date designated by the Global Coordinator for payment for and delivery of the International Greenshoe Shares pursuant to Section 1(d)(ii) hereof or at such other time and date as the Company and the Global Coordinator on behalf of the Managers may agree (the "GREENSHOE CLOSING

         DATE"), the Global Coordinator on behalf of the Managers shall give instructions to the Company as to the number of International Greenshoe Shares to be credited on the Greenshoe Closing Date to the account of the Global Coordinator at SEGA together with the details of such accounts.

         (ii) On the Greenshoe Closing Date, the Global Coordinator on behalf of the Managers shall pay to the Company in Swiss Francs the Offer Price for the International Greenshoe Shares less the Managers' Commission in respect thereof, such payments to be credited for value as of the Greenshoe Closing Date or at such other time as the Company and the Global Coordinator may agree.

     (f) The documents to be delivered on the Closing Date and the Greenshoe Closing Date, respectively, by or on behalf of the parties hereto pursuant to Section 7 hereof will be delivered at the offices of the Global Coordinator in Zurich or at such other location as the parties hereto may agree (the "CLOSING LOCATION") on the Closing Date or the Greenshoe Closing Date, as the case may be.

5.   Agreements
     ----------

     (a) The Company agrees with each Manager as follows:

               (i) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the U.S. Prospectus or any amended U.S. Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (ii) The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to any Prospectus, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the Managers and the U.S. Managers shall object in good faith.

             (iii) The Company has furnished or will deliver to the Managers and counsel for the Managers and the U.S. Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Managers. The copies of the Registration Statement and each amendment thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (iv) The Company will furnish to each Manager, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such Manager may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has delivered to each Manager, without charge, as many copies of each Initial International Prospectus as such Manager reasonably requested and will furnish to each Manager, without charge, such number of copies of the International Prospectus (as amended or supplemented) as such Manager may reasonably request.

               (v) The Company will comply with the 1933 Act and the 1933 Act
                   Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and the U.S. Underwriting Agreement and in the Prospectuses. If at any time when a prospectus is required by applicable law to be delivered by the Managers in connection with sales of the Offered Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Managers and the U.S. Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of applicable law, the Company will (i) with respect to the U.S. Prospectus, promptly prepare and file with the Commission, subject to Section 5(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, (ii) with respect to any Initial International Prospectus or the International Prospectus, supplement such prospectus to correct such statement or omission and (iii) the Company will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

              (vi) The Company will use its reasonable efforts, in cooperation with the Managers, to qualify the Offered Shares for offering and sale under the applicable securities laws of such United States states and such other jurisdictions (domestic or foreign) as the Global Coordinator may reasonably designate and to maintain such qualifications in effect for a period of one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement (or such lesser period as may be required under applicable law); provided, however, that the Company shall
                                    --------  -------
                   not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement (or such lesser period as may be required under applicable law).

             (vii) The Company will make generally available to its
                   securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (viii) The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in each Prospectus under "Use of Proceeds".

              (ix) The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

               (x) The Company will file with the Commission such information on
                   Form 10-Q or Form 10-K as may be required pursuant to Rule 463 of the 1933 Act Regulations.

              (xi) The Company will furnish to the Swiss Exchange, through the
                   Global Coordinator, any and all documents (including, without limitation, an updated excerpt from the commercial register), instruments, information and warranties that may be requested by the Global Coordinator in order to obtain the listing of the Common Stock for trading with official quotation on the Swiss Exchange. The Company will sign the Initial International Prospectus and the International Prospectus including the relevant prospectus and any other necessary documents to conform with the listing requirements of the Swiss Exchange, and will deliver the same to the Global Coordinator in due course to ensure the timely listing of the Common Stock.

             (xii) The Company will not issue, or announce the intent to issue, shares of Common Stock or other securities convertible or exchangeable into shares of Common Stock or representing rights to subscribe for shares of Common Stock, for a period from the date hereof until three years from the date of initial quotation of the Common Stock on the Swiss Exchange (the "INITIAL LISTING DATE"), other than (i) pursuant to the exercise of options and warrants outstanding as of the date hereof or conversion of convertible securities outstanding on the date hereof, (ii) pursuant to the exercise of options granted, or the purchase of shares, under the Company's employee benefit plans existing on the date hereof, (iii) in connection with any acquisition of a company, technology or product, or any research, development, manufacturing or marketing collaboration, or any other transaction where the primary consideration for the issuance of the shares is other than cash (iv) up to 100,000 shares or (v) pursuant to this Agreement and the U.S. Underwriting Agreement, unless (A) the issuance is approved by the Global Coordinator (which approval may not unreasonably be withheld), (B) the issuance is approved by a majority of the Company's stockholders present, in person or by proxy, at a stockholder meeting at which a quorum is present, or by the written consent of holders of a majority of the Company's outstanding Common Stock, (C) the Common Stock is then listed, or designated for listing on notice of issuance, on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, or (D) the Company's stockholders are provided with the right to purchase their pro rata share of the issuance; and

            (xiii) It will bear and pay any issue, stamp or other transactional duty or tax (including interest and penalties, if any) payable in connection with the issue of the New Shares and the Greenshoe Shares.

             (xiv) So long as the Common Stock is listed on the Swiss Exchange, the Company shall comply with the publicity guidelines of the listing rules of the Swiss Exchange.

6.   Payment of Expenses
     -------------------

     The Company covenants and agrees with the several Managers that, in addition to their other obligations hereunder and under the U.S. Underwriting Agreement upon the purchase by the Managers and the U.S. Managers of all of the New Shares, it will pay or cause to be paid to the Global Coordinator for its own account up to a fixed sum in the aggregate amount of 0.5% of the net proceeds to the Company from the sale of the New Shares to the Managers and the U.S. Managers (but in no event more than CHF 600,000 in the aggregate pursuant to this Agreement and the U.S. Underwriting Agreement) to cover the following costs:

     (a) such expenses and listing fees as required in connection with the listing of the Common Stock on the Swiss Exchange and the cost of the listing advertisement;

     (b) all expenses in connection with the preparation, printing and filing of each U.S. Preliminary Prospectus, and any Term Sheets and each Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers;

     (c) the out-of-pocket expenses (including fees and disbursements of legal counsel to the Managers and the U.S. Managers) incurred by the Global Coordinator on behalf of the Managers and the U.S. Managers in connection with the transactions contemplated by this Agreement and the U.S. Underwriting Agreement;

     (d) the cost and expenses of the Global Coordinator in connection with "road show" presentations to be made to prospective investors;

     (e) the cost of preparing certificates in definitive form representing Offered Shares if required by the initial purchasers thereof in connection with the Offering;

     (f)  all other expenses of the Global Coordinator.

     In the event that all of the New Shares are not sold by the Company to the Managers and the U.S. Managers, other than be reason of a breach of this Agreement or the U.S. Underwriting Agreement by the Company or any Manager or U.S. Manager, as the case may be, then the Company will pay or cause to be paid to the Global Coordinator for its own account up to a fixed sum in the aggregate amount of 0.25% of the net proceeds that would have been received by the Company from the sale of the New Shares (but in no event more than CHF 300,000 pursuant to this Agreement and the U.S. Underwriting Agreement).

     In addition, the Company covenants and agrees with the several Managers that, in addition to their other obligations hereunder and under the U.S. Underwriting Agreement, it will bear the following costs:

     (a) the fees and expenses of the Company's counsel, accountants and other advisors; and

     (b) the fees and expenses of any transfer agent or registrar for the Offered Shares.

7.   Conditions Precedent
     --------------------

     (a) The obligations of the several Managers to purchase and pay for the International Offered Shares are subject to the satisfaction of the following conditions precedent:

          (i) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Managers and the U.S. Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b);

         (ii) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the International Greenshoe Shares, at the Greenshoe Closing Date, as if made at the Closing Date and, with respect to the International Greenshoe Shares, at the Greenshoe Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the International Greenshoe Shares, at or prior to the Greenshoe Closing Date shall have been performed, fulfilled or complied with in all material respects

        (iii) approval by the Admission Board (Zulassungsstelle) of the Swiss Exchange of the application for the Common Stock to be listed for trading with official quotation on the Swiss Exchange;

         (iv) delivery to the Managers, except to the extent waived by the Global Coordinator in writing (x) on the Closing Date and (y) on the Greenshoe Closing Date (except items D and E):

              (A) legal opinions, substantially in the agreed form, from (aa)
                  Fenwick & West LLP, U.S. counsel to the Company, (bb), Lenz & Staehelin, Swiss counsel to the Company, (cc) Burns, Doane, Swecker & Mathis, patent counsel to the Company, (dd) Kleinfeld, Kaplan and Backer, regulatory counsel to the Company and (ee) Shearman & Sterling, counsel to the Global Coordinator and the Managers and the U.S. Managers;

              (B) a certificate addressed to the Managers signed by the Company and dated the Closing Date (or the Greenshoe Closing Date with respect to the International Greenshoe Shares) to the effect stated in Section 7(a)(ii);

              (C) a comfort letter from the auditors of the Company
                  substantially in the agreed form;

              (D) a copy of the Company's Certificate of Incorporation,
                  certified by the Secretary of State of the State of Delaware as of the Closing Date or a date as near thereto as possible;

              (E) an agreement between the Company and the Global Coordinator, signed by the Company, with respect to the sale of an additional 1.6 million share of Common Stock at the request of the Global

                  Coordinator as described in the Prospectuses and substantially in the agreed form.

          (v) the resolutions of the Board of Directors of the Company authorizing and approving the Offering and all actions taken or to be taken in connection therewith including, without limitation, the execution and delivery of this Agreement and the U.S. Underwriting Agreement and the implementation of all transactions contemplated hereby and thereby, certified by the Secretary of the Company;

         (vi) each of the persons listed on Schedule 2 hereto (consisting of the executive officers and directors of the Company and any greater than 1% stockholder) shall have agreed that they will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into or exchangeable for any such shares, except with the prior written consent of the Global Coordinator substantially in the agreed form; and

        (vii) execution and delivery of a pricing agreement between the Company and the Global Coordinator substantially in the agreed form.

         Documents in the agreed form means documents in the form signed for identification on the date hereof by Shearman & Sterling.

     (b) If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of the International Greenshoe Shares on the Greenshoe Closing Date, the obligations of the several Managers to purchase the International Greenshoe Shares, may be terminated by the Global Coordinator by notice to the Company at any time at or prior to the Closing Date or the Greenshoe Closing Date, as the case may be, and, subject to Sections 6 and 11 hereof, such termination shall be without liability of any party to any other party except that any liability (including as to indemnification) as a result of any prior breach of the provisions of this Agreement or the U.S. Underwriting Agreement shall continue in full force and effect.

8.   Termination
     -----------

     (a) The Global Coordinator (on behalf of the Managers) may, by notice to the Company, terminate this Agreement at any time whereupon the obligation of the Managers to purchase and pay for the International Offered Shares and to procure investors shall terminate if, in the opinion of the Global Coordinator, (i) there has been, since the time of execution of this Agreement, any material adverse change in the financial condition, earnings or business affairs of the Company and its Subsidiaries considered as one enterprise or (ii) there has occurred any material adverse change in the financial markets in the United Kingdom, the United States, Switzerland or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions in the United Kingdom, the United States or Switzerland and the effect of any such material adverse change, outbreak, escalation, calamity, crisis, change or development is such as to make it impossible or impracticable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares, or (iii) trading generally on either the Swiss Exchange, the London Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a banking moratorium has been declared by the United States, New York State, Switzerland or the United Kingdom, or (v) there has been a material change, or an official announcement by a competent authority of a prospective material change, in Swiss, United Kingdom or United States taxation affecting the transfer of the Common Stock, or
         (vi) there has been any material adverse change in currency rates between the U.S. dollar and the Swiss franc, or (vii) additional exchange controls are imposed by Switzerland or the United States.

     (b) In the event that a pricing agreement is not entered into by September 8, 1998, the Global Coordinator (on behalf of the Managers) may, by notice to the Company, terminate this Agreement.

     (c) In the event that this Agreement is terminated pursuant to this Section 8, the parties to this Agreement shall be released and discharged from their respective obligations hereunder except for any liability (including as to indemnification) of any party hereto as a result of any prior breach by it of this Agreement. In such event any costs, charges and expenses shall be paid as provided for in Section 6.

9.   Indemnification
     ---------------

     (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under Swiss law, the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i)
         an untrue statement or alleged untrue statement of a material fact contained in any U.S. Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto, (ii) the omission or alleged omission to state in any U.S. Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or
         (iii) any breach by the Company of its representations, warranties or obligations under this Agreement or the U.S. Underwriting Agreement, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with defending any such action or claim as such expenses are incurred; provided that the
                                                             --------
         Company shall not be liable to any Manager under this subsection (a) with respect to any Initial International Prospectus or U.S. Preliminary Prospectus to the extent that any loss, claim, damage or liability of such Manager results from the fact that such Manager sold International Offered Shares to a person to whom there was not given or sent, at or prior to the written confirmation of such sale, a copy of the International Prospectus or U.S. Prospectus, as the case may be, as then amended or supplemented, in any case where such delivery is required by applicable law if the Company had previously furnished copies thereof to such Manager and loss, claim, damage or liability of such Manager results from an untrue statement or omission of a material fact contained in an Initial International Prospectus or U.S. Preliminary Prospectus that was corrected in the International Prospectus or U.S. Prospectus, as the case may be (as amended or supplemented).

     (b) Each Manager will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under Swiss law, the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) (A) an untrue statement or alleged untrue statement of a material fact contained in any U.S. Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto or (B) the omission or alleged omission to state in any U.S. Preliminary Prospectus, the Registration Statement or any Prospectus, including any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any U.S. Preliminary Prospectus, the Registration Statement or any Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Manager through the Global Coordinator expressly for use therein, or (ii) any breach by such Manager of its representations, warranties or obligations in this Agreement or the U.S. Underwriting Agreement, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
         (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than under this Agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall have the option to assume the defense thereof including the employment of legal advisors approved by the indemnified party (such approval not to be unreasonably withheld), subject to the payment by the indemnifying party of all expenses. Any indemnified party shall have the right to employ separate legal advisors in any such action and defend or participate in the defense thereof, but the fees and expenses of such legal advisors shall be borne by such indemnified party, unless the indemnifying party has specifically authorised the employment thereof or has failed to assume such defense and to employ legal advisors approved as a aforesaid for such purpose. The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any claim, action or demand made without its consent (such consent not to be unreasonably withheld), unless the indemnifying party fails to assume the defense thereof and to employ legal advisors as aforesaid for such purpose.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection
         (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the International Offered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Managers, in each case as set forth in the table on the cover page of the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which any of them may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Manager and to each person, if any, who controls, is controlled by or is under common control with any Manager; and the obligations of the Managers under this Section 9 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and stockholder of the Company to the extent applicable and to each person, if any, who controls, is controlled by or is under common control with any of the foregoing (to the extent applicable).

10.  Representations and Indemnities to Survive
     ------------------------------------------

     The respective indemnities, agreements, warranties and other statements of the Company and the several Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statements as to the results thereof) made by or on behalf of any Manager or any officer or director of any Manager or any person who controls, is controlled by or is under common control with any Manager, or made by or on behalf of the Company or any officer or director of any of the foregoing or any person who controls, is controlled by or is under common control with the Company, and shall survive delivery of and payment for the International Offered Shares.

11.  Reimbursement on Termination or Default
     ---------------------------------------

     If for any reason any International Offered Shares are not delivered by or on behalf of the Company when and as required herein, and such non-delivery shall be a result of a breach by the Company of its obligations hereunder, the Company will reimburse the Managers through the Global Coordinator for all out-of-pocket expenses approved in writing by the Global Coordinator, including fees and disbursements of counsel, reasonably incurred by the Managers in making preparations for the purchase, sale and delivery of the International Offered Shares not so delivered by the Company, but the Company shall then be under no further liability to any Manager in respect of such International Offered Shares, except as provided in Sections 9 hereof. Notwithstanding the foregoing, in the event of a default of a Manager in respect of its obligation to purchase any International Offered Shares, the Company shall be under no further liability to such Manager.
     In any other event, any costs, charges and expenses shall be paid as provided for in Section 6.

12.  Stabilisation
     -------------

     The Global Coordinator may, to the extent permitted by, and in accordance with, applicable laws and regulations, overallot and effect transactions on the Swiss Exchange or otherwise outside of the United States in connection with the offer and sale of the Offered Shares with a view to establishing or maintaining the market price of the Offered Shares at levels which might not otherwise prevail but, in doing so, the Global Coordinator shall act as agent of the Managers (as principals) and not as agent of the Company and any profit or loss resulting from such overallotment and stabilisation shall be retained or borne (as the case may be) by the Managers. The Company shall not as a result of any action taken by the Global Coordinator under this Section 12 be obliged to sell to the Managers any shares of Common Stock in excess of the number of Offered Shares to be sold as set forth in Section 1 of this Agreement.

13.  Notices
     -------

     All statements, requests, notices and agreements, hereunder shall be in writing with copies to each of the Global Coordinator and the Company, and
     (i) if to the Managers shall be delivered or sent by international courier, telex or facsimile transmission care of Bank J. Vontobel, Bahnhofstrasse 3, 8022 Zurich, Attention: Corporate Finance, facsimile transmission No. (+41-
     1) 283-7075; and (ii) if to the Company shall be delivered or sent by international courier or facsimile transmission to Centaur Pharmaceuticals, Inc., 484 Oakmead Parkway, Sunnyvale, California 94086, Attention: Joe Turner, facsimile transmission No. (408) 822-4350. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  Successors
     ----------

     This Agreement shall be binding upon, and inure solely to the benefit of, the Managers and the Company and, to the extent provided in Section 9 hereof, the officers, directors and stockholders of, and each person who controls, is controlled by or is under common control with the Company or any Manager, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Shares from any Manager shall be deemed a successor or assign by reason merely of such purchase.

15.  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the substantive law of Switzerland.

16.  Submission to Jurisdiction
     --------------------------

     The Company irrevocably (i) agrees that any legal suit, action or proceeding against it brought by any Manager or by any officer or director of any Manager or by any person who controls, is controlled by or is under common control with any Manager arising out of or based upon this Agreement or the U.S. Underwriting Agreement or the transactions contemplated herein or therein shall be brought in the competent commercial court (Handelsgericht) in Zurich, Switzerland, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such court in any such suit, action or proceeding.

17.  Counterparts
     ------------

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.  Severability
     ------------

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and be replaced by such valid and enforceable provision which the parties bona fide consider to match as closely as possible the invalid or unenforceable provision, attaining the same or a similar economic effect. The remaining provisions of this Agreement shall under all circumstances continue to be binding and in full force and effect.

     If the foregoing is in accordance with your understanding, please sign and return to us 8 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Managers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Managers and the Company.

                               Very truly yours,

                               CENTAUR PHARMACEUTICALS, INC.


                               By:_________________________________
                                  Name:
                                  Title:


                               By:_________________________________
                                  Name:
                                  Title:


Accepted as of the date hereof:

BANK J. VONTOBEL & CO AG



By:___________________________________
   Name:
   Title:

LOMBARD ODIER & CIE
VECTOR SECURITIES INTERNATIONAL , INC.



By:___________________________________
   Duly Authorized Attorneys

                                                                      SCHEDULE 1
                                                                      ----------

                                    MANAGERS

                             _____________________________
                             |                           |
                             |   INTERNATIONAL OFFERED   |
                             |           SHARES          |
_____________________________|___________________________|
|                            |                           |
| Bank J. Vontobel & Co AG   |                           |
|                            |                           |
|____________________________|___________________________|
|                            |                           |
| Lombard Odier & Cie        |                           |
|                            |                           |
|____________________________|___________________________|
|                            |                           |
| Vector Securities          |                           |
| International, Inc.        |                           |
|                            |                           |
|____________________________|___________________________|
|                            |                           |
|____________________________|___________________________|
|                            |                           |
|____________________________|___________________________|
|                            |                           |
|____________________________|___________________________|
|                            |                           |
|____________________________|___________________________|
|                            |                           |
|____________________________|___________________________|
|                            |                           |
|____________________________|___________________________|
|                            |                           |
| TOTAL                      |                           |
|____________________________|___________________________|

                                                                      SCHEDULE 2
                                                                      ----------


               EXECUTIVE OFFICERS, DIRECTORS AND 1% STOCKHOLDERS



Brian D. Frenzel
John M. Carney
Joseph L. Turner
William A. Garland
Mark R. Collins
Graham K. Crooke
Steinar J. Engelsen
Charles R. Engles
Selvi Vescovi

Paul F. Glenn
[additional 1% or greater stockholders]